SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 25, 2002

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

6175 Lusk Boulevard San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

          On November 25, 2002, Alliance Pharmaceutical Corp. (“Alliance” or the “Company”) and Photogen Technologies, Inc. (“Photogen”) announced execution of a term sheet for Photogen to acquire all of the assets of Alliance related to medical imaging, including all manufacturing and marketing rights to Imagent®, Alliance’s ultrasound contrast agent that was approved by the FDA for marketing in the United States in June 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements None.

(b)	Pro Forma Financial Statements None.

(c)	Exhibits

Exhibit No. 99.1	Exhibit Press release dated November 25, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By: /s/ Theodore D. Roth Theodore D. Roth President and Chief Operating Officer

Dated November 25, 2002